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                                [METROCALL LOGO]

FOR IMMEDIATE RELEASE:
MONDAY, JUNE 3, 2002

Metrocall Contact:
Timothy J. Dietz
Director, Corporate Communications
& Investor Relations
(703) 660-6677x6231
dietzt@metrocall.com


                  METROCALL FILES VOLUNTARY CHAPTER 11 PETITION

                CITES SUPPORT OF PRIMARY CREDITOR CONSTITUENCIES

        Alexandria, VA, June 3, 2002 - Metrocall, Inc. (OTCBB:MCLLQ) announced today that the Company and most of its subsidiaries filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code today in the U.S. Bankruptcy Court in Delaware.

        Metrocall continues to operate its nationwide business operations and expects to continue to provide all paging and wireless messaging services without interruption or disruption during its reorganization process.

        Prior to filing, Metrocall entered into agreements with its primary creditor constituencies establishing the terms and conditions of a pre-negotiated plan of reorganization proposed in the disclosure statement and plan of reorganization to be filed later today with the Bankruptcy Court. Metrocall's pre-negotiated plan will involve a corporate restructuring and a recapitalization of the Company's existing debt that will include the establishment of a primary holding company, the consolidation of Metrocall's four existing and wholly-owned operating subsidiaries into a single operating entity, and the transfer of Metrocall's intellectual property and FCC licenses into a single wholly-owned license subsidiary. Metrocall believes that this corporate restructuring will help the Company to further benefit from the resulting operational efficiencies.

        Metrocall's proposed reorganization will result in substantial debt elimination and deleveraging and will provide a viable capital structure to maximize its value notwithstanding declining traditional revenues and competitive pressures. Metrocall believes that these changes are essential for the Company's long-term viability. Additionally, Metrocall's current operations are generating sufficient cash flows such that no debtor-in-possession financing will be needed to maintain operations or to provide the


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cash distributions necessary to implement the proposed plan upon emergence from chapter 11. Metrocall will continue to focus on its traditional customer base, emphasizing business development and retention of consumer, government, healthcare and corporate customers.

        In conjunction with the court proceedings, Metrocall filed today a variety of "first day motions" including motions seeking court permission to: continue payments for employee payroll and health benefits; maintain cash management programs; retain legal, financial, and other professionals to support Metrocall's reorganization; and impose certain restrictions on the trading of Metrocall's outstanding voting stock. In accordance with applicable law and court orders, creditors who have provided credit, goods or services prior to today's filing may have pre-petition claims against Metrocall or its subsidiaries, action on which will be stayed pending court authorization of payment or consummation of a plan of reorganization. Metrocall's filed disclosure statement describing in detail the proposed plan, the treatment of creditors and shareholders and the business plan and projections forming the basis for the restructuring, will be considered for approval by the Bankruptcy Court at a hearing to be held sometime during July 2002.

ABOUT METROCALL, INC.

        Metrocall, Inc. headquartered in Alexandria, Virginia, is one of the largest wireless data and messaging companies in the United States providing both products and services to nearly five million business and individual subscribers. Metrocall was founded in 1965 and currently employs approximately 2,300 people nationwide. The Company currently offers two-way interactive messaging, wireless e-mail and Internet connectivity, cellular and digital PCS phones, as well as one-way messaging services. Metrocall operates on many nationwide, regional and local networks and can supply a wide variety of customizable Internet-based information content services. Also, Metrocall offers totally integrated resource management systems and communications solutions for business and campus environments. Metrocall's wireless networks operate in the top 1,000 markets across the nation and the Company has offices in more than thirty states. For more information on Metrocall please visit our Web site and on-line store at www.Metrocall.com or call 800-800-2337.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release includes "forward-looking statements," within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that Metrocall expects or anticipates will occur in the future, such as statements about Metrocall's plans to address a restructuring of Metrocall's balance sheet. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Business Risks include the possibility that two-way service may lack vendor support, quantity and quality. Please refer to Metrocall's most recent annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.